Exhibit 10.3

                          PERSONAL EMPLOYMENT AGREEMENT

THIS PERSONAL EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into this February 2, 2012 by and between Orgenesis Ltd. (the "COMPANY"), and Prof. Sarah Ferber (the "EMPLOYEE").

WHEREAS, the Company wishes to employ the Employee, and the Employee wishes to be employed by the Company, as of the Commencement Date (as such term is defined hereunder); and

WHEREAS, the parties desire to state the terms and conditions of the Employee's employment by the Company, as set forth below.

NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

GENERAL

1. Position. The Employee shall serve in the position described in SCHEDULE A attached hereto. The Employee shall report regularly and shall be subject to the direction and control of the Company's Chief Executive Officer. The Employee shall perform her duties diligently, conscientiously and in furtherance of best interests of the Company and the Company's parent corporation, Business Outsourcing Service Inc. (the "PARENT COMPANY") and their success in accordance with the instructions of the Company's Board of Directors. The Employee agrees and undertakes to inform the Company, immediately after becoming aware of any matter that may in any way raise a conflict of interest between the Employee and the Company. During her employment by the Company, the Employee shall not receive any payment, compensation or benefit from any third party in connection, directly or indirectly, with her position in the Company; provided however, notwithstanding anything to the contrary herein, it is hereby acknowledged that the Employee is and shall continue to be employed by the Sheba Medical Center and to lecture at the Tel Aviv University and that such activities shall not be deemed a breach of any of the undertakings of the Employee hereunder.

2. Scope of Employment. The Employee will be employed on a part time basis. The Employee shall devote 50% of her entire business time and attention to the business of the Company. Other than the Employee's position at Sheba Medical Center and at the Tel Aviv University, Employee shall not undertake or accept any other paid or unpaid employment or occupation or engage in any other business or volunteer endeavors that will cause Employee to breach her undertakings or obligations to the Company hereunder, without the prior written consent of the Company.

3.   Employee's Undertakings, Representations and Warranties.

     3.1. The Employee represents and warrants that the execution and delivery of this Agreement and the fulfillment of its terms: (i) will not constitute a default under or conflict with any agreement or other instrument to which she is a party or by which she is bound; and (ii) do not require the consent of any person or entity. Further, with respect to any past engagement of the Employee with third parties and with respect to any permitted engagement of the Employee with any third party during the term of her engagement with the Company (for purposes hereof, such third parties shall be referred to as "OTHER EMPLOYERS"), the Employee represents, warrants and undertakes that:
          (a) her engagement with the Company is and/or will not be in breach of any of her undertakings toward Other Employers, and (b) she will not disclose to the Company, nor use, in provision of any services to the Company, any proprietary or confidential information belonging to any Other Employer.

     3.2. The Employee acknowledges and agrees that all information technology systems of the Company to which she shall have access are the sole and exclusive property of the Company, and that all such systems are and shall be monitored by the Company regularly, at its discretion. Employee understands, acknowledges and agrees that she should have no expectation of privacy in her use of such systems.

TERM AND TERMINATION OF EMPLOYMENT

4. Term. The Employee's employment by the Company shall commence on the date set forth in SCHEDULE A (the "COMMENCEMENT DATE"), and shall continue until it is terminated pursuant to the terms set forth herein.

5. Termination at Will. Either party may terminate the employment relationship hereunder at any time by giving the other party a prior written notice as set forth in SCHEDULE A (the "NOTICE PERIOD"), provided, however, that the Company may not terminate the employment of the Employee prior to the full vesting of the options detailed in Schedule A. It is clarified that, if the Company is entitled to terminate the employment hereunder, it may terminate the employment relationship with immediate effect upon a written notice to Employee and payment to the Employee of a one time amount equal to the Salary to which the Employee would have been entitled during the Notice Period, in lieu of such prior notice. In addition, upon termination of the employment by the Company the Company undertakes, following the termination of the employment relations, to engage the employee as a consultant to the Company, for a period of nine (9) month, with monthly fees equal to the cost of employment hereunder and scope of services as shall be requested by the Company from time to time, up to the scope of engagement hereunder. For the avoidance of doubt, the consulting fees will be payable to the Employee even if the Company decides not to use her services.

6. Termination for Cause. The Company may immediately terminate the employment relationship for Cause, and such termination shall be effective as of the time of notice of the same. "CAUSE" means (a) any willful failure to perform or willful failure to perform competently any of the Company's instructions or any of the Employee's fundamental functions or duties hereunder which was not cured within 14 days following the delivery by the Company of a written notice thereof; (b) engagement in willful misconduct or acting in bad faith with respect to the Company which was not cured within 14 days following the delivery by the Company of a written notice thereof; or (c) conviction of a felony involving moral turpitude.

7. Notice Period; End of Relations. During the Notice Period and unless otherwise determined by the Company in a written notice to the Employee, the employment relationship hereunder shall remain in full force and effect, the Employee shall be obligated to continue to discharge and perform all of her duties and obligations with Company, and the Employee shall cooperate with the Company and assist the Company with the integration into the Company of the person who will assume the Employee's responsibilities.

COVENANTS

8. Proprietary Information; Assignment of Inventions and Non-Competition. By executing this Agreement and in partial consideration for the Salary (as such term is defined hereunder), the Employee confirms and agrees to the provisions of the Company's Proprietary Information, Assignment of Inventions and Non-Competition Agreement attached as SCHEDULE B hereto.

SALARY AND ADDITIONAL COMPENSATION; INSURANCE; ADVANCED STUDY FUND

9. Salary. The Company shall pay to the Employee as compensation for the employment services a salary in the gross amount set forth in SCHEDULE A (the "SALARY"). Except as specifically set forth herein, the Salary includes any and all payments to which the Employee is entitled from the Company hereunder and under any applicable law, regulation or agreement. The Salary is to be paid to the Employee in accordance with the Company's normal and reasonable payroll practices, after deduction of applicable taxes and like payments.

10. Position of Trust. The Employee agrees that Employee's position is one that requires a special measure of personal trust and loyalty. Therefore, the provisions of the Hours of Work and Rest Law-1951 shall not apply to the Employee and the Employee shall not be entitled to any compensation for working more than the maximum number of hours per week set forth in such Law in addition to the compensation set forth in this Section 10.

11.  Manager's Insurance

     11.1.The Company shall contribute at the end of each month during the employment of Employee hereunder, an aggregate amount equal to 13-1/3% of the Salary for the preceding month to a Managers Insurance (Bituach Menahalim) policy (the "POLICY") or 14-1/3% of the Salary to a comprehensive pension plan ("PENSION PLAN"), as shall be decided by the Employee, through an agency to be selected by the Company, to be divided as follows: (i) 8 1/3% towards severance pay (the "COMPANY'S SEVERANCE CONTRIBUTION"); and (ii) either (a) in the case of a Policy, 5% toward provident (compensation) payments, subject to deduction of 5% from the Employee's Salary as detailed below; or (b) in the case of a Pension Plan, 6% toward provident (compensation) payments, subject to deduction of 5.5% from the Employee's Salary, as detailed below. In case the employee chooses a Policy, the Company shall pay a percentage of the Salary required in order to insure 75% of the Salary (and in any event no more than 2.5% of the Salary) towards loss of working capacity disability insurance pursuant to the Company's disability insurance. The Employee agrees that the Company shall deduct from the Salary an amount equal to 5% or 5.5% of the Salary, as applicable, for the preceding month, and shall pay such amount as premium payable in respect of the provident compensation component of Policy or the Pension Plan, as the case may be. In the event the Employee elects to be insured under a combination of the Policy and Pension Plan, the Employee may determine the allocation between the two, provided that, in any event the Company's contributions will not exceed the maximum amounts set forth above.

     11.2.The Company undertakes to transfer the Policy or the Pension Plan, as applicable, to the Employee within a reasonable time after termination of the Employee's employment with the Company, whether terminated by the Company or the Employee.

     11.3.The  Company's  Severance   Contributions  will  be  in  lieu  of  the
          severance pay that the Employee will be entitled to in the event of her termination, all in accordance with the provisions of Section 14 of the Severance Pay Law, 5723-1963. The Employee's signature on this Agreement represents the Employee's agreement to the content of this section. The Company waives in advance any right it may have in the future for the return of the Company's Severance Contributions, or any of them, unless:

          11.3.1. The Employee's entitlement for severance pay has been deprived by a judgment, under the provisions of sections 16 or 17 of the Severance Pay Law, 5723-1963, and as long as it was so deprived; or

          11.3.2. The employee has withdrawn monies from the Policy or the Pension Plan, as applicable, not in circumstances of death, disability or retirement at the age of 60 or more.

                  A copy of the Order and Confirmation Regarding Payments of Employers to the Policy and Pension Plan instead of Severance Pay is attached as SCHEDULE C to this Agreement.

     11.4.The Company's contribution to the Policy or the Pension Plan, as applicable, shall be calculated solely based on the Salary, and the Employee's entitlement to severance pay, if any, shall be calculated solely based on the Salary and no other payment, right or benefit to which the Employee is entitled under this Agreement or by law shall be taken into account in such calculations.

12. Further Education Fund. The Company together with the Employee will maintain a Further Education Fund ("KEREN HISHTALMUT"). Each month, the Company shall contribute to such fund an amount equal to 7.5% of the Salary and the Employee shall contribute to such fund an amount equal to 2.5% of the Salary. All of the Employee's aforementioned contributions shall be transferred to the fund by the Company by deducting such amounts from each monthly Salary payment. Notwithstanding the aforesaid, the Employee may instruct the Company in writing to contribute to such fund only the amount that is tax exempted and to increase the Salary (and all related payments) proportionately such that the aggregate cost to the Company for payments made by it to the Employee shall remain the same as if the Company was contributing the full amount to such fund.

ADDITIONAL BENEFITS

13. Expenses. The Company will reimburse the Employee for business expenses borne by the Employee, provided that such expenses were expressly approved in advance by the Company, and against valid invoices furnished by the Employee to the Company.

14. Vacation. The Employee shall be entitled to the number of paid vacation days during each year as set forth in SCHEDULE A, to be taken at times subject to the reasonable approval of the Company. Up to such number of unused vacation days as set forth in SCHEDULE A may be carried forward from one year to the next and any such carried unused vacation day shall be forfeited without any payment at the end of the second year. The Employee shall not receive payment in lieu of any accrued and unused vacation days, except in the context of her termination in accordance with applicable law.

15. Sick Leave; Recuperation Pay. The Employee shall be entitled to that number of paid sick leave per year as set forth in SCHEDULE A (with unused days to be accumulated up to the limit set pursuant to applicable law), and also to Recuperation Pay ("DMEI HAVRA'A") pursuant to applicable law.

16. Additional Benefits. The Employee shall be entitled to additional benefits as set forth in SCHEDULE A.

MISCELLANEOUS

17. The laws of the State of Israel shall apply to this Agreement and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the Tel-Aviv Regional Labor Court. The provisions of this Agreement are in lieu of the provisions of any collective bargaining agreement, and therefore, no collective bargaining agreement shall apply with respect to the relationship between the parties hereto (subject to the applicable provisions of law). No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof. In the event it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement unless the business purpose of this Agreement is substantially frustrated thereby. The preface and schedules to this Agreement constitute an integral and indivisible part hereof. This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto. The Employee acknowledges and confirms that all terms of the Employee's employment are personal and confidential, and undertakes to keep such term in confidence and refrain from disclosing such terms to any third party.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

ORGENESIS LTD.                                     /s/ Prof Sarah Ferber
                                                   -----------------------------
By: /s/ Vered Caplan                               Prof. Sarah Ferber
   -----------------------------

Title:
      --------------------------

                                   SCHEDULE A

1. Name of Employee:             Prof. Sarah Ferber

2. ID No. of Employee:           67278234

3. Address of Employee:          17B Hahaskala Street, Tel Aviv

4. Position in the Company:      Chief Scientific Officer of the Company leading
                                 the Company's research and development.

5. Commencement Date:            February 2, 2012

6. Notice Period:                4 months

7. Salary:                       Gross  amount of NIS  36,000.  Upon the  Parent
                                 company   consummating   one  or  more   equity
                                 financings pursuant to which it receives an aggregate of at least $1,000,000, the Salary shall be increased to a gross amount of NIS
                                 72,000, without any change to the scope of the employment.

8. Vacation Days Per Year:       20 days

9. Maximum Accumulated Vacation
   Days                          90 days may be accumulated from prior years

10. Sick Leave Days Per Year:    In accordance  with  applicable law

11. Options:                     As set forth in Schedule 1.

12. Travel Expenses:             NIS 1,500 per  month.  Any travel  expenses  of
                                 Employee    outside   of   Israel   that   were
                                 pre-approved by the Company shall be reimbursed in full.

13. Phone Expenses:              The Company  shall  provide the Employee with a
                                 cellular  phone and bear all related  expenses.
                                 (up to a cap of NIS $1,500 per month).

                                   Schedule 1

     Subject to the approval of the board of directors of the Parent Company of an Employee Stock Option Plan, with such terms and conditions as such board may approve in its sole discretion (the "PLAN") and of the grant of the Options (as defined below), in its sole discretion, the Parent Company will grant the Employee options (the "OPTION") under the Capital Gains Track of Section 102 of the Israeli Tax Ordinance, with the following terms and conditions, subject to the provisions of the Plan and to Employee signing on the Company's customary Option Agreement and any and all other documents the Company may request its employees to sign in connection with option grants:

1. Number of Shares subject to Option:   2,781,905 shares of common stock of the
                                         Company,  par value $0.001 each (as may
                                         be adjusted due to stock split, reverse
                                         stock split and the like).

2. Exercise Price:                       Equal to the par  value  of the  Parent
                                         Company's  common  stock,  with a total
                                         purchase price of $2,781.905.

3. Vesting:                              The Option  will vest  monthly  over 12
                                         months from the date hereof.

4. Miscellaneous:                        Any Option (whether vested or unvested)
                                         that was not exercised into shares will
                                         expire    90   days    following    the
                                         termination  of  Employee's  employment
                                         with   the   Company    (unless    such
                                         termination was for Cause in which case
                                         they shall expire immediately upon such
                                         termination),  all as  detailed  in the
                                         Plan.

5. Tax: All tax consequences arising from the grant, exercise of the Options or the payment of the exercise price of the Options covered thereby shall be borne solely by the Employee and the Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

                                   SCHEDULE B

Name of Employee:    Prof. Sarah Ferber

ID No. of Employee:  67278234

GENERAL

1. Capitalized terms herein shall have the meanings ascribed to them in the Personal Employment Agreement to which this Schedule is attached (the "AGREEMENT"). For purposes of any undertaking of the Employee toward the Company, the term "Company" as used in this Schedule shall include the Parent Company and any subsidiaries and affiliates of each of the Company and the Parent Company. The Employee's obligations and representations and the Company's rights under this Schedule shall apply as of the Commencement Date, regardless of the date of execution of the Agreement.

CONFIDENTIALITY; PROPRIETARY INFORMATION

2. "PROPRIETARY INFORMATION" means confidential and proprietary information concerning the business and financial activities of the Company, (including without limitation patents, patent applications, trademarks, copyrights and other intellectual property, and information relating to the same, technologies and products (actual or planned), know how, inventions, research and development activities, inventions, trade secrets and industrial secrets, and also confidential commercial information including investments, investors, employees, customers, suppliers, marketing plans, etc.), whether documentary, written, oral, computer generated, or any other form fixed or unfixed. For clarity and without limiting the foregoing, Proprietary Information may be provided to the Employee by the Company; additionally, Proprietary Information may arise from the services of the Employee under the Agreement. Proprietary Information shall also include information of the same nature which the Company may obtain or receive from third parties, and it includes Company Inventions (as such term is defined hereunder).

3. Proprietary Information shall not include information that (i) was known to Employee prior to Employee's association with the Company, as evidenced by written records; (ii) is or shall become part of the public knowledge except as a result of the breach of the Agreement or this Schedule by Employee; or (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, unless the Employee knows or should reasonably know that such source is prohibited from disclosing the information to the Employee by a contractual, fiduciary or other legal obligation to the Company. Notwithstanding anything to the contrary herein, any information obtained by the Employee in connection with the services she provides to the Sheba Medical Center shall not be subject to the provisions of Sections 2 - 6 herein, but shall be subject to the terms and conditions of Employee's agreement with Sheba Medical Center.

4. Employee recognizes that the Company received and will receive confidential or proprietary information from third parties, subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, MUTATIS MUTANDIS.

5.   Employee  agrees  that all  Proprietary  Information,  which  includes  all patents, trademarks, copyrights and other intellectual property and ownership rights in connection therewith, shall be the sole property of the Company its subsidiaries and their assigns (except as expressly provided herein). At all times, both during the employment relationship and after the termination of the engagement between the parties, Employee will keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company or its subsidiaries, except as may be necessary in the ordinary course of performing Employee's duties under the Agreement.

6. Upon termination of Employee's engagement with the Company, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to Employee's engagement with the Company, and will not take with her any documents or materials or copies thereof containing any Proprietary Information.

DISCLOSURE AND ASSIGNMENT OF INVENTIONS

7. "INVENTIONS" means any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, works, computer software programs, databases, mask works and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets; "COMPANY INVENTIONS" means any Inventions that are made or conceived or first reduced to practice or created by Employee, whether alone or jointly with others, during the period of Employee's engagement with the Company, and which are: (i) developed using equipment, supplies, facilities or Proprietary Information of the Company, (ii) result from work performed by Employee for the Company, or (iii) related to the field of business of the Company, or to current or anticipated research and development.

8. Employee undertakes and covenants she will promptly disclose in confidence to the Company all Company Inventions. The Employee agrees and undertakes not to disclose to the Company any confidential information of any third party and, in the framework of her employment by the Company, not to make any use of any intellectual property rights of any third party except as expressly directed by the Company, or without the prior written consent of the Company .

9. Employee hereby irrevocably transfers and assigns to the Company all right, title and interest in and to all rights in any Company Invention, and any and all moral rights that she may have in or with respect to any Company Invention; provided however that notwithstanding anything to the contrary herein, the ownership of all Inventions shall be as set forth under that certain License Agreement between Tel Hashomer - Medical Research, Infrastructure and Services Ltd., and the Company dated February 2, 2011 (the "LICENSE AGREEMENT").

10. Employee agrees to assist the Company, subject to the License Agreement and at the Company's expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company's rights in the Company Inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Such obligation shall continue beyond the termination of Employee's engagement with the Company. Employee hereby irrevocably designates and appoints the Company and its authorized officers and agents as Employee's agent and attorney in fact, coupled with an interest to act for and on Employee's behalf and in Employee's stead to execute and file any document needed to apply for or prosecute or enforce any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any Proprietary Information (including Company Inventions) that under this Agreement and the License Agreement are the property of the Company, and to do all other lawfully permitted acts to further the Company's rights with respect to the prosecution and issuance and enforcement of patents, copyrights, trademarks, trade secrets or any other right or protection of the Company's rights relating to any Proprietary Information (including Company Inventions) that under this Agreement and the License Agreement are the property of the Company, with the same legal force and effect as if executed by Employee herself.

11. Without derogating from the above, the Employee shall not be entitled to any monetary or other consideration, whether in the form of royalties or otherwise, with respect to the transfer and assignment contemplated herein, including the payment of any consideration pursuant to Section 134 of the Israeli Patent Law, 1967, and hereby waives any rights she may have with respect thereto.

NON-COMPETITION

12. In consideration of Employee's terms of employment hereunder, which include special compensation for her undertakings under this Section 12 and the following Section 13, and in order to enable the Company to effectively protect its Proprietary Information, Employee agrees and undertakes that she will not, so long as the Agreement is in effect and for a period of twelve (12) months following termination of the Agreement, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with the activities of the Company.

13. Employee agrees and undertakes that during the employment relationship and for a period of twelve (12) months following termination of this engagement for whatever reason, Employee will not, directly or indirectly, including personally or in any business in which Employee may be an officer, director or shareholder, solicit for employment any person who is employed by the Company, or any person retained by the Company as a consultant, advisor or the like who is subject to an undertaking towards the Company to refrain from engagement in activities competing with the activities of the Company (for purposes hereof, a "CONSULTANT"), or was retained as an employee or a Consultant during the six months preceding termination of Employee's employment with the Company.

     Notwithstanding anything to the contrary herein, it is hereby acknowledged that the Employee is and shall continue to be employed by the Sheba Medical Center and to lecture at the Tel Aviv University and that such activities and any other services the Employee provides to hospitals, non-profit organizations or in the world of academia shall not be deemed a breach of any of the undertakings of the Employee hereunder, including Sections 12 and 13 above.

REASONABLENESS OF PROTECTIVE COVENANTS

14. Insofar as the protective covenants set forth in this Schedule are concerned, Employee specifically acknowledges, stipulates and agrees as follows: (i) the protective covenants are reasonable and necessary to protect the goodwill, property and Proprietary Information of the Company, and the operations and business of the Company; and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of the Company. Nevertheless, if any of the restrictions set forth in this Schedule is found by a court having jurisdiction to be unreasonable or overly-broad as to geographic area, scope or time or to be otherwise unenforceable, the parties hereto intend for the restrictions set forth in this Schedule to be reformed, modified and redefined by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

REMEDIES FOR BREACH

15. Employee acknowledges that the legal remedies for breach of the provisions of this Schedule may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, the Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

INTENT OF PARTIES

16. Employee recognizes and agrees: (i) that this Schedule is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company's business;
     (ii) that the area and duration of the protective covenants contained herein are in all things reasonable; and (iii) that good and valuable consideration exists under the Agreement, for Employee's agreement to be bound by the provisions of this Schedule.

17. Employee's undertakings set forth in this Schedule B shall remain in full force and effect after termination of the Agreement or any renewal thereof, for any reason whatsoever, provided, however, that the provisions of Sections 12 and 13 shall in full force and effect only in the period of time detailed therein.

Orgenesis Ltd.                                        /s/ Sarah Ferber
                                                      --------------------------
By: /s/ Vered Caplan                                  Prof. Sarah Ferber
   --------------------------

Title:n
      -----------------------

                                   SCHEDULE C

     ORDER AND CONFIRMATION REGARDING PAYMENTS OF EMPLOYERS TO PENSION FUNDS
                  AND INSURANCE FUNDS INSTEAD OF SEVERANCE PAY